**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC. REPORTS HAVING AN INDEPENDENT STRESS ANALYSIS PERFORMED ON ITS LOAN PORTFOLIO

Renton, Washington – June 5, 2009 – First Financial Northwest, Inc. (“Company”) (Nasdaq Global Select: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that it has retained an independent firm to perform a stress test analysis of its construction/land development and commercial real estate loan portfolios.

“With the continuation of the recession, rising unemployment and economic pressures on home prices and purchases, we anticipate further credit challenges,” said Victor Karpiak, Chairman of the Board and Chief Executive Officer. “We are continuing to see a rise in the level of nonperforming assets and further discounts in home prices in our primary market area. In light of this environment, we believe it is prudent to have an independent stress test analysis of our loan portfolio for our construction/land development and commercial real estate loans. In this difficult market, we are committed to proactive management of our troubled assets.”

For the first quarter ended March 31, 2009, the Company had an allowance for loan losses of $14.3 million compared to $17.0 million at December 31, 2008. The decline in the allowance for loan losses was the result of the $4.2 million of charge-offs recorded in the first quarter of 2009. Total nonperforming loans, net of undisbursed funds as of March 31, 2009, increased to $80.2 million compared to $58.6 million at December 31, 2008. At March 31, 2009, the allowance for loan losses as a percent of total loans was 1.36%.

“Having an independent stress test of our real estate loan portfolio is part of our comprehensive strategy of identifying and managing our nonperforming loans,” stated Victor Karpiak. “We are aggressively reviewing our position on these collateral backed loans and have increased our activities with these borrowers in order to best protect our security interest in these credit relationships.

“We fully expect the independent stress test to indicate that we need to increase our allowance for loan losses, primarily with our residential construction/land development loans, which was 21% of our total loan portfolio as of March 31, 2009. Preliminary results suggest that we will need to increase the allowance for loan losses between $12 million and $18 million to fully reflect the challenges within our stressed portfolios. Our solid capital and core earnings provide support in this extremely difficult credit cycle.”

At March 31, 2009, the Bank far exceeded the minimum regulatory capital ratios for well capitalized banks with 15.65% Tier I Leverage, 23.14% Tier I Risk-Based and 24.40% Total Risk-Based capital ratios.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. It serves the Puget Sound Region of Washington including King, Snohomish, Pierce and Kitsap Counties, through its full-service banking office. It is a part of the ABA NASDAQ Community Bank Index (ABAQ) as well as the Russell 3000 Index. For additional information, please visit its website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business including changes in regulatory polices and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations; pricing, products and services; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed in any forward-looking statements made by or on our behalf. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We undertake no responsibility to update or revise any forward-looking statements.